UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 27, 2012

Date of Report (Date of earliest event reported)

Petron Energy II, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-160517	26-3121630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17950 Preston Road, Suite 960

Dallas, Texas 75252

(Address of principal executive offices)

(972) 272-8190

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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 PETRON ENERGY II, INC.

Form 8-K

Current Report

8.01	OTHER EVENTS

On December 27, 2012, Petron Energy II, Inc., a Nevada corporation (the “Company”) effectuated a reverse split (the “Reverse Split”) of its issued common shares whereby every ten (10) pre-split shares of common stock were exchanged for one (1) post-split share of the Company's common stock.  As a result, the total issued shares of common stock of the Company decreased from One Hundred Twenty Million Two Hundred Thirty Thousand Six Hundred and Eighty Eight (120,230,688) shares prior to the Reverse Split to Twelve Million Twenty Three Thousand and Sixty Nine (12,023,069) shares following the Reverse Split.  FINRA confirmed approval of the Reverse Split on December 20, 2012 and the Reverse Split became effective on December 27, 2012.  The Reverse Split shares are payable upon surrender of certificates to the Company's transfer agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 27, 2012

Petron Energy II, Inc.
By: /s/ Floyd L. Smith
Floyd L. Smith
Chief Executive Officer

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